Exhibit 99.1
Contacts:
Harriet Brand
The Princeton Review
(212) 874-8282 ext. 1091
Russ Natoce
Alta Colleges, Inc.
303.691.5703
FOR IMMEDIATE RELEASE
The Princeton Review Completes Acquisition of Test Services, Inc.
NEW YORK, NY – March 10, 2008 — The Princeton Review, Inc. (the “Company”) (Nasdaq: REVU), a leading provider of test preparation and educational support services, announced today the completion of its previously announced acquisition of Test Services, Inc. (“TSI”), a subsidiary of Alta Colleges, Inc. and the owner and operator of ten Princeton Review franchises. In the transaction, a new subsidiary of the Company merged with and into TSI, with TSI continuing as a wholly owned subsidiary of the Company.
As consideration for the acquisition, the Company paid $4,600,000 in cash and issued 4,225,000 shares of The Princeton Review common stock to Alta Colleges. As previously announced, under the merger agreement the number of shares issued to Alta Colleges is subject to adjustment under certain circumstances as of the first anniversary of the closing, based on the value of the Company’s common stock at that time, and may be subject to further adjustment in the event of certain future transactions.
About The Princeton Review
The Princeton Review (Nasdaq: REVU) is a pioneer in the world of education. Founded in 1981 and headquartered in New York City, the Company offers private tutoring and classroom and online test preparation to help students improve their scores in college and graduate school admissions tests. The Company’s free website, www.PrincetonReview.com, helps over half of university-bound students research, apply to, prepare for, and learn how to pay for their higher education. In addition, The Princeton Review works with school districts around the U.S. to measurably strengthen students’ academic skills by connecting ongoing assessment with professional development and instruction and by providing districts with college and career resources for both students and guidance counselors. The Company also authors more than

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200 print and software titles on test preparation, college and graduate school selection and admissions, and related topics.
About Alta Colleges, Inc.
     Alta Colleges, Inc., headquartered in Denver, Colorado, is one of the largest private providers of post-secondary educational services in the United States.  Alta owns Westwood College, Westwood College Online and Redstone College. As an institution of higher learning, its mission is to deliver career-focused education and services that prepare individuals to launch, enhance or change careers, primarily through bachelor degree programs.  These Colleges offer classes at nineteen nationally accredited campuses in six states, including California, Colorado, Georgia, Illinois, Texas and Virginia. Westwood College Online operates nationally and was recently honored, for the second year in a row, with a top ten ranking of all US online colleges by the Online Education Database. Westwood College and Westwood College Online recently achieved candidacy for regional accreditation from the Higher Learning Commission of the North Central Association of Colleges and Schools. The Colleges have graduated and launched the careers of over 20,000 students.
Safe Harbor Statement
     All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.

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